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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 31, 2000

                                 WorldCom, Inc.
             (Exact Name of Registrant as Specified in its Charter)

    Georgia                         0-11258                  58-1521612
 (State or Other                (Commission File            (IRS Employer
 Jurisdiction of                     Number)             Identification Number)
 Incorporation)


                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (601) 460-5600

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ITEM 5.  OTHER EVENTS.

         On May 31, 2000, the Company completed the pricing of a public debt offering of $60 million principal amount of debt securities. The net proceeds, which are anticipated to be paid on June 12, 2000, are expected to be approximately $59.9 million and will be used for general corporate purposes. The public debt offering consists of $60 million of Floating Rate Notes Due 2002
(the "2002 Floating Rate Notes"), which will mature on June 11, 2002. The 2002
Floating Rate Notes bear interest payable quarterly on the 11th day of March, June, September and December, beginning September 11, 2000.

         The offering will only be made by means of a prospectus, which may be obtained from Salomon Smith Barney Inc., 390 Greenwich Street, New York, New
York, 10013. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ITEM 7(C).  EXHIBITS.

    See Exhibit Index.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WORLDCOM, INC.

Date:  June 12, 2000              By: /s/ Scott D. Sullivan
                                     -----------------------
                                     Scott D. Sullivan
                                     Chief Financial Officer


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                                  EXHIBIT INDEX

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

EXHIBIT NO.             DESCRIPTION
-----------             -----------
1.1           Underwriting Agreement dated May 31, 2000, between WorldCom, Inc.
("WorldCom") and Salomon Smith Barney Inc. as Manager and Underwriter

1.2           Terms Agreement, dated May 31, 2000, between WorldCom and Salomon
Smith Barney Inc. as Manager and Underwriter

4.1           Form of Floating Rate Note Due 2002

4.2 Indenture dated as of May 15, 2000 by and between WorldCom and Chase Manhattan Trust Company, National Association (incorporated herein by reference to Exhibit 4.1 to WorldCom's Registration Statement on Form S-3 (File
No. 333-34578))
